LOAN AGREEMENT

Diamond Hill Capital Management, Inc.                          November 8, 2013
Diamond Hill Investment Group, Inc.
325 John H. McConnell Blvd., Suite 200
Columbus, Ohio  43215

Ladies and Gentlemen:

The Huntington National Bank (the "Lender") is pleased to make available to Diamond Hill Capital Management, Inc. and Diamond Hill Investment Group, Inc. (the "Borrowers") an uncommitted credit facility for general corporate purposes on the terms set forth in this Loan Agreement.

1. Subject to the Lender's receipt of a nonrefundable loan fee in the amount of $2,500 due and payable upon submission of each request for an Advance, the Lender agrees to consider from time to time the Borrowers' requests that the Lender make advances ("Advances") in its sole and absolute decision, in an aggregate amount not to exceed at any one time outstanding the principal amount of Five Million Dollars ($5,000,000.00), on the terms and conditions set forth below. This Loan Agreement is not a commitment to lend but rather to set forth the procedures to be used in connection with the Borrowers' requests for the Lender making Advances to the Borrowers from time to time on or prior to the termination hereof pursuant to this Loan Agreement and, in the event that the Lender makes Advances to the Borrowers hereunder, the Borrowers' obligations to Lender with respect thereto. The Advances shall be evidenced by the Line of Credit Demand Note executed by Borrowers in substantially the form of Exhibit A attached hereto (hereafter referred to as the "Note"). The Borrowers shall pay in full the principal amount of each Advance (together with all accrued interest) made hereunder ON DEMAND, provided, if demand has not been made prior thereto, and except as otherwise provided herein, all outstanding Advances shall be due and payable in full on November 7, 2014 together with all interest and other charges accrued thereon, without further notice or demand of any kind or nature.

2. Each Advance shall be in an amount at least equal to $100,000 and shall be requested by a Borrower delivering to the Lender a written request in the form of Exhibit B attached hereto (each a "Request for Advance"), a ppropriately completed and signed by any of the persons listed on Exhibit C attached hereto or otherwise designated by Borrowers in writing ("Designated Persons"), or by request to the Lender by telephone confirmed in a Request for Advance signed by a Designated Person and delivered to the Lender on the same day. Each Request for Advance shall indicate the amount of the requested Advance, and the date the Borrowers request the Advance be made which date shall be no sooner than ten (10) Banking Days. The Lender shall make a determination whether to make the requested Advance within seven (7) Banking Days. If the Lender determines to make the requested Advance, the Lender will make such Advance available to the Borrowers on the requested borrowing date in same day funds by transfer or wire of the net proceeds of such Advance to an account designated in writing by a Designated Person. After the Lender's receipt of the initial Request for Advance, Lender, at its expense, may order a lien search on one or both Borrowers and from time to time thereafter, request any additional information necessary to evaluate the request. Promptly after the date of each Advance, the Lender will send the Borrowers a written confirmation of such Advance which shall include the amount thereof and the interest rate per annum applicable thereto. Except as otherwise provided for herein or in the Note, interest on the Advances shall accrue at the Daily Fluctuating LIBO Rate plus 150 basis points (1.50%) from the date of such Advance and be due and payable by the Borrowers to the Lender, in arrears, on the first day of each month and any date the aggregate outstanding principal balance of the Advances is due and payable in full (whether by demand or otherwise). If, at any time, any rate of interest payable hereunder shall be deemed by any governmental or regulatory authority having proper jurisdiction to exceed the maximum rate of interest permitted by applicable law, then for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged in lieu thereof the maximum rate of interest permitted under such law. If any payment of interest or in the nature of interest would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal, unless the Borrowers notify the Lender to return the excess payment to the Borrowers.

As used herein, (A) "Banking Day" shall mean any day other than a Saturday or a Sunday on which banks in Columbus, Ohio are required to be open for business, and on which banks in London, England, settle payments; (B) "Business Day" means any day other than a Saturday, a Sunday, or a federal holiday, on which Lender is open for business; and (C) "Daily Fluctuating LIBO Rate" means the rate obtained by dividing: (1) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for one (1) month periods, as offered and determined by Lender in its sole discretion based upon information which appears on page LIBOR01, captioned British Bankers Assoc. Interest Rate Settlement
Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure, on the day which is two Banking Days prior to the day the Daily Fluctuating LIBO Rate is to change (which is each Business Day); by (2) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on each date the Daily Fluctuating LIBO Rate is determined by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto, all as conclusively determined by Lender. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, the interest rate shall change automatically without notice to Borrowers immediately on each day with each change in the Daily Fluctuating LIBO Rate, or the reserve requirement, as applicable, with any change thereto effective as of the opening of business on the day of the change. The interest rate change will not occur more often than each day. If the Daily Fluctuating LIBO Rate becomes unavailable, Lender may designate a substitute index after notifying Borrowers. THE DAILY LIBO RATE WILL BE ROUNDED UP TO THE NEAREST ONE-SIXTEENTH OF ONE PERCENT (1/16 of 1.00%)

3. Borrowers' agreement and acceptance of this Loan Agreement, together with Borrowers' furnishing to Lender certified copies of (i) Borrowers' charter and by-laws and resolutions of Borrowers' board of directors authorizing a Designated Person to execute this Loan Agreement and any documents delivered pursuant hereto and to request Advances, together with specimen signatures of such Designated Persons, shall constitute a representation and warranty by Borrowers that (a) the execution, delivery and performance of this Loan Agreement has been duly authorized by all necessary corporate action and does not contravene any law, or any contractual or legal restriction, applicable to Borrowers and (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery and performance or for the making of any Advance.

4. Each request by Borrowers for an Advance shall constitute a representation and warranty by Borrowers, as of the making of such Advance and giving effect to the application of the proceeds therefrom, that (i) no payment default has occurred and is continuing under any agreement or instrument relating to any of Borrowers' indebtedness for borrowed money, (ii) such Advance when made will constitute Borrowers' legal, valid and binding obligation, (iii) such Advance is being incurred, and will be repaid, in the ordinary course of Borrowers' business, and the proceeds of such Advance will be used for general corporate purposes including working capital, and (iv) Borrowers are in compliance with all applicable rules and regulations of the Securities and Exchange Commission.

5. Each request by Borrowers for an Advance shall constitute a representation and warranty by Borrowers, as of the making of such Advance and giving effect to the application of the proceeds therefrom, that no event has occurred and no circumstance exists as a result of which the information which Borrowers have provided to Lender in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

6. In the event that Lender reasonably determines that by reason of (a) any change arising after the date of this Agreement affecting the interbank eurocurrency market or affecting the position of Lender with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Daily Fluctuating LIBO Rate then being determined is to be fixed, (b) any change arising after the date of this Agreement in any applicable law or governmental rule, regulation or order
(or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (c) any other circumstance affecting Lender or the interbank eurocurrency market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the Daily Fluctuating LIBO Rate, plus the applicable spread, shall not represent the effective pricing to Lender of accruing interest based upon the Daily Fluctuating LIBO Rate, then, and in any such event, the accrual of interest based upon the Daily Fluctuating LIBO Rate shall be suspended until Lender shall notify Borrowers that the circumstances causing such suspension no longer exist, and beginning on the date of such suspension, interest shall accrue at a variable rate of interest per annum, which shall change in the manner set forth below, equal to -0- percentage points in excess of the Prime Commercial Rate, as defined below.

7. In the event that on any date Lender shall have reasonably determined that accruing interest hereunder based upon the Daily Fluctuating LIBO Rate has become unlawful by compliance by Lender in good faith with any law, governmental rule, regulation or order, then, and in any such event, Lender shall promptly give notice thereof to Borrowers. In such case, when required by law, interest shall accrue hereunder at a variable rate of interest per annum, which shall change in the manner set forth below, equal to -0-percentage points in excess of the Prime Commercial Rate. As used herein, the "Prime Commercial Rate" means the rate established by Lender from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily Lender's most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the Note based upon the Prime Commercial Rate shall change automatically without notice to Borrowers immediately with each change in the Prime Commercial Rate. If, due to (a) the introduction of or any change in or in the interpretation of any law or regulation, (b) the compliance with any guideline or request from any central bank or other public authority (whether or not having the force of law), or (c) the failure of Borrowers to repay any advance or pay any amount when required by the terms of this Agreement, there shall be any loss or increase in the cost to Lender of accruing interest on the Note based upon the Daily Fluctuating LIBO Rate, then Borrowers agrees that Borrowers shall, from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such loss or increased cost. A certificate as to the amount of such loss or increase cost, submitted to Borrowers by Lender, shall be conclusive evidence, absent manifest error, of the correctness of such amount.

8. Borrowers shall repay, and shall pay interest on, each Advance in accordance with the terms hereof and of the Note. Borrowers shall, on the date of any payment of an Advance (regardless of the reason for such payment and including a payment of any Advance upon demand by Lender whether or not an Event of Default), indemnify and compensate Lender for any and all losses, costs, expenses, damages, fees and other disbursements incurred or paid by Lender resulting from or attributable to such payment, including, without limitation, any and all costs relating to the breaking of any of Lender's funding arrangements with respect to the redeployment of funds (excluding any margin contained in the interest rate applicable to the Advance). The Lender shall provide to Borrowers a certificate specifying such losses, costs, expenses, damages, fees and other disbursements, which certificate shall be conclusive and binding upon Borrowers in the absence of manifest error.

9. (a) All payments of principal, interest and other amounts payable hereunder, or under the Note shall be made to Lender at the Lender's payment office not later than 11:00 a.m. on the due date. Lender shall not be required to credit the loan account maintained by Lender for the amount of any item of payment or other payment that is unsatisfactory to Lender. All credits shall be provisional, subject to verification and final settlement. Lender may charge the loan account for the amount of any item of payment or other payment that is returned to Lender unpaid or otherwise not collected;
(b) Prior to an Event of Default, payments shall be applied first to interest, then to principal, then to any fees or other amounts due and owing to Lender in connection with the Note. After an Event of Default, payments may be applied, at Lender's option, as follows: first to any collection costs or expenses (including reasonable attorneys' fees), then to any late charges or other fees owing under this Loan Agreement or the Note, then to accrued interest, then to principal. To the extent that a Borrower makes a payment or Lender receives any payment or proceeds of the collateral for a Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Note or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender; Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under the Note, without any deduction whatsoever, including any deduction for any setoff or counterclaim. Interest on the unpaid principal balance of the Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All payments shall be made free and clear of, and without deduction for, any present or future taxes, levies, withholding, offsets, counterclaims or deductions of any nature whatsoever (but excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts).

10. Whenever any payment to be made hereunder shall be otherwise due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

11. Borrowers agree that Borrowers will not apply the proceeds of any Advance to purchase or carry margin stock within the meaning of Regulation G issued by the Board of Governors of the Federal Reserve System.

12. The Lender shall incur no liability to Borrowers in acting upon any telephone, telecopy or Loan Agreement request or other communication which Lender believes in good faith to have been given by a Designated Person or in otherwise acting in good faith and without gross negligence or willful misconduct under this Loan Agreement. Further, all documents required to be executed in conjunction with Advances under this Loan Agreement may be signed by any Designated Person.

13. This Loan Agreement shall remain in effect until November 7, 2014 (the "Maturity Date") or terminated by Borrowers or Lender by giving prior written notice of termination hereof to the other party hereto, but no such termination shall affect Borrowers' obligations with respect to the Advances hereunder outstanding at the time of such termination. At the request of Borrowers, Lender shall within thirty (30) days of the Maturity Date, evaluate extending the Maturity Date for an additional 364 day period.

14. All written communications hereunder shall be mailed, telexed, telecopied or delivered to the address specified on Schedule I hereto for Borrowers and for Lender, or as to each party, to such other address as shall be designated by such party in a written notice to the other party. Written communication shall be effective upon receipt unless such communication is mailed in which case it shall be effective three Business Days after deposit in first class mail.

15. Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrowers, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in any or all Advances hereunder. In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrowers, Lender shall remain responsible for the performance of Lender's obligations hereunder and Borrowers shall continue to deal solely and directly with Lender in connection with the Lender's rights and obligations hereunder. With Borrowers' prior written consent, which consent shall not be unreasonably withheld or delayed and which shall not be required after the occurrence of a default hereunder, Lender may assign to one or more banks or other entities all or any part of any Advance or Advances hereunder and under the Note. Borrowers may not assign Borrowers' rights or obligations hereunder or any interest herein without Lender's prior written consent and any such assignment without Lender's consent shall be null and void.

16. Borrowers agree to furnish Lender with such financial statements or other information as Lender may reasonably request. Any such information not generally available to the public shall be confidentially maintained and shall not be disseminated outside Lender's organization except to its lawyers and accountants or as required by a legal or regulatory body. Lender agrees and understands that such information that is not generally available to the public may be considered material non-public information and the Lender has policies and procedures to address the receipt and further dissemination of such information. In lieu of furnishing Lender with such information, Borrowers may make such items available on the internet at www.FreeEdgar.com or by similar electronic means.

17. If any of the following events shall occur (an "Event of Default") and be continuing:

(a) Borrowers shall fail to pay any principal of, or any interest on, any Advance when the same becomes due and payable; or

(b) any representation or warranty made by Borrowers (or any of Borrowers' officers) in connection with any Advance or otherwise in connection with the Note shall prove to have been incorrect in any material respect when made; or

(c) Borrowers shall, without Lender's prior written consent, merge or consolidate with or into any person or entity if the applicable Borrower is not the surviving entity, or convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of Borrower's assets to, any person or entity; or

(d) Borrowers shall fail to perform or observe any other material term, covenant or agreement in connection with any Advance or otherwise in connection with the Note on Borrowers' part to be performed or observed; or

(e) Borrowers shall fail to pay any principal of or premium or interest on any indebtedness for borrowed money exceeding, $250,000 (excluding indebtedness evidenced by the Note), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or

(f) Borrowers shall generally not pay Borrowers' debts as such debts become due, or shall admit in writing Borrowers' inability to pay Borrowers' debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower (but if against, only if it remains undismissed or unstayed for a period of 60 days) seeking to adjudicate Borrower as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of Borrowers or Borrowers' debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Borrowers or any substantial part of Borrowers' property; or Borrowers shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) the Lender shall fail to be the primary provider of treasury services for Borrowers;

then, and in any such event, the Lender may demand the Note, all interest thereon, and all other amounts payable thereunder to be forthwith due and payable, whereupon the Note, such interest, and other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind all of which Borrowers hereby expressly waive; provided however, that in the event of an actual or deemed entry of an order for relief with respect to Borrowers under the Federal Bankruptcy Code, the Notes, all such interest, and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrowers, and provided further, Borrowers acknowledge that the Advances are payable ON DEMAND and the enumeration of the foregoing events or conditions shall not be construed to qualify, define or otherwise limit in any way Lender's right, power or ability, at any time, to make demand for the payment of the outstanding principal balance of and all interest accrued on, the Advances, and Borrowers agree that the occurrence of any of the foregoing events or conditions is not a condition for demand to be made by Lender for payment of an Advance.

18. No Borrower in violation of any Anti-Terrorism Law or engaged in nor has it conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Neither Borrower (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or
(ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order
No. 13224. "Blocked Person" means any of the following: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (c) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224; (e) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (f) a Person who is affiliated or associated with a Person listed above. "Anti-Terrorism Laws" means those laws and sanctions relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.), and the sanction regulations promulgated pursuant thereto by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

19. No Borrower shall, at any time, (a) directly or through its Affiliates and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; or
(d) fail to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming the compliance of Borrowers with this section.

20. THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO.

21. THE PARTIES HEREBY AGREE THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWERS WITH RESPECT TO THIS AGREEMENT, ANY CREDIT OR ANY OF THE AGREEMENTS, DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT IN THE COURTS OF THE STATE OF OHIO OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF OHIO AS THE LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWERS ACCEPT AND CONSENT TO. FOR ITSELF AND IN RESPECT TO ITS PROPERTY. GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREE THAT SUCH JURISDICTION SHALL BE EXCLUSIVE. UNLESS WAIVED BY LENDER IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY BORROWERS AGAINST LENDER. BORROWERS HEREBY WAIVE ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS THAT SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWERS AGREE TO SERVICE OF PROCESS BY MAIL OR ANY OTHER MEANS PERMITTED BY LAW.

22. Borrowers hereby irrevocably agree that the Lender shall not be liable for, and Borrowers waive and agree not to seek any special, indirect or consequential damages arising out of any claim related to this Agreement or the Note.

23. Borrowers agree that Borrowers will not institute against or join any other person in instituting against Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Advance issued is paid in full.

24. The Borrowers hereby authorize Lender, if and to the extent that any payment due Lender hereunder is not otherwise made when due, to charge any amount so due against any or all of the accounts of the Borrowers with Lender or any of the Lender's affiliates with the Borrowers remaining liable for any deficiency.

25. Each Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by the Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against a Borrower in favor of Lender for the amount then appearing due on the Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. Each Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on a Borrower's behalf in confessing judgment against a Borrower while such attorney is retained by Lender. Each Borrower expressly consents to such attorney acting for such Borrower in confessing judgment and to such attorney's fee being paid by Lender or deducted from the proceeds of collection of the Note or collateral security therefor.

26. Each Borrower hereby waives notice of non-payment, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

27. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Event of Default.

28. The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Loan Agreement, the related loan documents, or the relationship among the parties hereto, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury.

29. Each Borrower acknowledges and agrees that the loans evidenced by the Note are payable on Lender's DEMAND at any time at Lender's sole option and discretion. The inclusion of specific default provisions, financial reporting requirements, financial covenants, other terms, conditions or covenants, or other rights of Lender in this Loan Agreement or the Note or in any documents or instruments securing or relating to the Note, and/or the inclusion of or references to terms such as a "maturity date," a periodic loan - line of credit "review date", or any other similar references or terms in (a) any of Lender's data or books and records related to the loan evidenced by the Note, or (b) any future correspondence or communication between Lender and a Borrower pertaining to the loans evidenced by the Note, does not and shall not hereafter preclude, affect or waive Lender's right to declare the loans evidenced by the Note due and payable, in full, on Lender's DEMAND at any time at Lender's sole option and discretion.

30. Borrowers agree to pay all costs, expenses (including reasonable attorneys' fees), and disbursements incurred by Lender on Borrowers' behalf
(a) in all efforts made to enforce payment of the indebtedness contemplated hereunder or effect collection of any collateral, (b) in connection with entering into, modifying, amending, and enforcing this Loan Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in maintaining, storing, or preserving any collateral, or in instituting, enforcing and foreclosing on Lender's security interest in any collateral or possession of any premises containing any collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with a Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements.

31. IMPORTANT INFORMATION ABOUT PROCEDURES REQUIRED BY THE USA PATRIOT ACT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each entity or person who opens an account or establishes a relationship with Lender. What this means: When an entity or person opens an account or establishes a relationship with Lender, Lender may ask for the name, address, date of birth, and other information that will allow the Lender to identify the entity or person who opens an account or establishes a relationship with Lender. Lender may also ask to see identifying documents for the entity or person.


[Signatures on next page]


This Loan Agreement may be executed in counterparts, each of which shall be binding on the party signing it and all of which shall together comprise a single agreement. Please sign and return a copy of this Loan Agreement, whereupon this Loan Agreement will be effective as of the date first stated above.

THE HUNTINGTON NATIONAL BANK


By: /s/ Matt Wooster
    Matt Wooster, Vice President



Agreed to and accepted, intending to be legally bound, this 8th day of November, 2013.

		DIAMOND HILL CAPITAL MANAGEMENT, INC.


		By: /s/ James F. Laird
                    James F. Laird, Chief Financial Officer



WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


		DIAMOND HILL INVESTMENT GROUP, INC.


		By: /s/ James F. Laird
                    James F. Laird, Chief Financial Officer



SCHEDULE I

NOTICES

BORROWERS:

Diamond Hill Capital Management, Inc.
Diamond Hill Investment Group, Inc.
325 John H. McConnell Blvd., Suite 200
Columbus, Ohio  43215
Attention: Gary Young
Facsimile No.: (614) 255-3363


LENDER:

The Huntington National Bank
41 South High Street, 8th Floor
Columbus, Ohio 43215
Attention: Matt Wooster
Facsimile No.: (888) 527-6309